FORM OF


                           AMENDED AND RESTATED BYLAWS


                                       OF


                        PARACELSUS HEALTHCARE CORPORATION





                                TABLE OF CONTENTS


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                                     ARTICLE I

                                 CORPORATE OFFICES
SECTION 1.1  Principle Office..............................................C-1
SECTION 1.2  Other Offices.................................................C-1

                                    ARTICLE II

                             MEETINGS OF SHAREHOLDERS
SECTION 2.1  Place of Meetings.............................................C-1
SECTION 2.2  Annual Meeting................................................C-1
SECTION 2.3  Special Meetings..............................................C-1
SECTION 2.4  Notice of Shareholders' Meetings..............................C-2
SECTION 2.5  Manner Of Giving Notice, Affidavit of Notice..................C-2
SECTION 2.6  Organization of Meetings......................................C-3
SECTION 2.7  Quorum........................................................C-4
SECTION 2.8  Adjourned Meeting; Notice.....................................C-4
SECTION 2.9  Voting........................................................C-4
SECTION 2.10  Validation of Meetings; Waiver of Notice; Consent............C-5
SECTION 2.11  Action by Written Consent....................................C-5
SECTION 2.12  Record Date For Shareholder Notice; Voting; Giving Consents..C-6
SECTION 2.13  Proxies......................................................C-7
SECTION 2.14  Advance Notice...............................................C-7
SECTION 2.15  Inspectors of Election...................................... C-9
SECTION 2.16  Counting Consents...........................................C-10

                                  ARTICLE III

                                   DIRECTORS
SECTION 3.1  Powers.......................................................C-11
SECTION 3.2  Number of Directors..........................................C-12
SECTION 3.3  Election and Term of Office of Directors and Removal.........C-12
SECTION 3.4  Class or Series Directors....................................C-12
SECTION 3.5  Resignation and Vacancies....................................C-13
SECTION 3.6  Place of Meetings; Meetings By Telephone.....................C-13
SECTION 3.7  Regular Meetings.............................................C-14
SECTION 3.8  Special Meetings; Notice.....................................C-14
SECTION 3.9  Quorum.......................................................C-14
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SECTION 3.10  Waiver of Notice............................................C-15
SECTION 3.11  Adjournment.................................................C-15
SECTION 3.12  Notice of Adjournment.......................................C-15
SECTION 3.13  Board Action by Written Consent Without A Meeting...........C-15
SECTION 3.14  Fees and Compensation of Directors..........................C-15

                                  ARTICLE IV

                                 COMMITTEES
SECTION 4.1  Executive Committee..........................................C-16
SECTION 4.2  Other Committees of Directors................................C-17
SECTION 4.3  Meetings and Actions of Committees...........................C-17
SECTION 4.4  Composition of Committees....................................C-18

                                 ARTICLE V

                                  OFFICERS
SECTION 5.1  Officers.....................................................C-18
SECTION 5.2  Appointment of Officers......................................C-18
SECTION 5.3  Subordinate Officers.........................................C-18
SECTION 5.4  Removal and Resignation of Officers..........................C-18
SECTION 5.5  Vacancies in Offices.........................................C-19
SECTION 5.6  Chairman of The Board........................................C-19
SECTION 5.7  Chief Executive Officer......................................C-19
SECTION 5.8  President....................................................C-19
SECTION 5.9  Vice Presidents..............................................C-19
SECTION 5.10  Secretary...................................................C-19
SECTION 5.11  Chief Financial Officer.....................................C-20

                              ARTICLE VI

               INDEMNIFICATION OF DIRECTORS, OFFICERS,
                     EMPLOYEES, AND OTHER AGENTS
SECTION 6.1  Indemnification of Directors.................................C-20
SECTION 6.2  Indemnification of Others....................................C-21
SECTION 6.3  Payment of Expenses in Advance...............................C-21
SECTION 6.4  Indemnity Not Exclusive......................................C-21
SECTION 6.5  Insurance Indemnification....................................C-21
SECTION 6.6  Conflicts....................................................C-22
SECTION 6.7  Right to Bring Suit..........................................C-22
SECTION 6.8  Indemnity Agreements.........................................C-22
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SECTION 6.9  Amendment, Repeal or Modification............................C-22

                                ARTICLE VII

                           RECORDS AND REPORTS
SECTION 7.1  Maintenance and Inspection of Share Register.................C-23
SECTION 7.2  Maintenance and Inspection of Bylaws.........................C-23
SECTION 7.3  Maintenance and Inspection of Other Corporate Records........C-24
SECTION 7.4  Inspection by Directors......................................C-24
SECTION 7.5  Annual Report to Shareholders; Waiver........................C-24
SECTION 7.6  Financial Statements.........................................C-24
SECTION 7.7  Representation of Shares of Other Corporations...............C-25

                              ARTICLE VIII

                            GENERAL MATTERS
SECTION 8.1  Record Date For Purposes Other Than Notice and Voting........C-25
SECTION 8.2  Checks; Drafts, Evidences of Indebtedness....................C-26
SECTION 8.3  Corporate Contracts and Instruments:  How Executed...........C-26
SECTION 8.4  Certificates for Shares......................................C-26
SECTION 8.5  Lost Certificates............................................C-26
SECTION 8.6  Construction; Definitions....................................C-27

                              ARTICLE IX

                              AMENDMENTS
SECTION 9.1  Amendment by Shareholders....................................C-27
SECTION 9.2  Amendment by Directors.......................................C-27
SECTION 9.3  Records of Amendments........................................C-27

                              ARTICLE X

                            INTERPRETATION
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                                 iii

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        PARACELSUS HEALTHCARE CORPORATION


                                    ARTICLE I

                                CORPORATE OFFICES

         SECTION 1.1 PRINCIPLE OFFICE. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside California and the corporation has one or more business offices in California, then the Board of Directors shall fix and designate a principal business office in California. Unless and until redesignated by the Board of Directors, the principal executive office of the corporation is 515 West Greens Road, Suite 800, Houston, Texas 77067.

         SECTION 1.2 OTHER OFFICES. The Board of Directors may at any time establish branch or subordinate offices at any place or places.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 2.1 PLACE OF MEETINGS. Except as otherwise provided in these Bylaws, meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation or at any place consented to in writing by all persons entitled to vote at such meeting, given before or after the meeting and filed with the Secretary of the corporation.

         SECTION 2.2 ANNUAL MEETING. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

         SECTION 2.3 SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time, subject to the provisions of Sections 2.4 and 2.5 of these Bylaws, by the Board of

Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than ten percent (10%) of the votes at that meeting; provided, however, that no special meeting shall be held during the period of sixty (60) days preceding or forty-five (45) days succeeding the date fixed for the annual meeting of shareholders.

         If a special meeting is called by anyone other than the Board of Directors or the President or the Chairman of the Board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by
registered mail or by other written communication to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving the request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.
If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

         SECTION 2.4 NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of shareholders shall be written and sent or otherwise given in accordance with
Section 2.5 of these Bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these Bylaws, not less than thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no business other than that specified in the notice may be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of the next paragraph of this Section 2.4. any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

         If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the, California Corporations Code (the "CODE"), (ii) an amendment of the Restated Articles of Incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares, pursuant to Section 2007 of the Code, then the notice shall also state the general nature of that proposal.

         SECTION 2.5 MANNER OF GIVING NOTICE, AFFIDAVIT OF NOTICE. Notice of a shareholders' meeting shall be given either personally or by first-class mail or, if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Code) on the record date for the shareholders' meeting, notice may be sent by third-class mail, or other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

         If any notice (or any report referenced in Article VII of these Bylaws) addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice or report to all other shareholders.

         An affidavit of mailing or other means of giving any notice or report in accordance with the provisions of this Section 2.5, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

         Except as otherwise prescribed by the Board of Directors in particular instances and except as otherwise provided by subdivision (c) of Section 601 of the Code, the Secretary shall prepare and give, or cause to be prepared and given, the notice of meetings of shareholders.

         SECTION 2.6 ORGANIZATION OF MEETINGS. The Chairman of the Board of Directors, if any, shall preside at each meeting; or in the absence of the Chairman of the Board of Directors the Vice-Chairman of the Board of Directors, if any, or in the absence of the Vice-Chairman the President, or in the absence of the President the Chief Financial Officer of the Company, or in the absence of the Chief Financial Officer, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of all meetings of shareholders and keep the records of such meetings, and in the absence of the Secretary, his or her duties shall be performed by any other officer authorized by the Board of
Directors or in the absence of such authorization any officer authorized by these Bylaws or if no such officer is available or willing to so act, by any person appointed by resolution duly adopted at the meeting.

         The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority, subject to applicable law and the provisions of the Restated Articles of Incorporation and these Bylaws, to prescribe such rules, regulations and procedures and to do such acts and things as are necessary or desirable for

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the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitation on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meetings after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

         SECTION 2.7 QUORUM. Unless otherwise provided in the Restated Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the last sentence of the preceding paragraph.

         SECTION 2.8 ADJOURNED MEETING; NOTICE. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.

         When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if its time and place are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than forty-five
(45) days from the date set for the original meeting or if a new record date for the adjourned meeting is fixed, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote, at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

         SECTION 2.9 VOTING. The shareholders entitled to vote at any meeting Of shareholders shall be determined in accordance with the provisions of
Section 2.12 of these Bylaws, subject to the provisions of Chapter 7 of the Code.

         Elections for directors and voting on any other matter at a shareholders' meeting need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

         Except as provided in the last paragraph of this Section 2.9, or as May be otherwise provided in the Restated Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or may vote them against the proposal other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares which the shareholder is entitled to vote.

         The affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or percentage of voting shares is required by the Code or by the Restated Articles of Incorporation.

         Except as otherwise provided by law, no shareholder shall be entitled to cumulate votes for any candidate or candidates. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         SECTION 2.10 VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, are as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Neither the business to be transacted at nor the purpose of any annual or special meeting of shareholders need be specified in any written waiver of notice or consent to the holding of the meeting or approval of the minutes thereto unless otherwise provided in the Restated Articles of Incorporation or these Bylaws, and except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these Bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance of a person at a meeting shall constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of such meeting but not so included, if such objection is expressly made at the meeting.

         SECTION 2.11 ACTION BY WRITTEN CONSENT. Except as otherwise provided in the Restated Articles of Incorporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary, but may not do so thereafter.

         If the consents of all shareholders entitled to vote have not been solicited in writing, the Secretary shall give prompt notice to those shareholders entitled to vote who have not consented in writing of on approved by shareholders without a meeting by less than unanimous written consent. Such notice shall be given in accordance with Section 2.5. In the case of the approval of (i) contracts or transaction in which a director has a direct or indirect material financial interest, pursuant to Section 310 of the Code, (ii) indemnification of agents of the corporation, interest, pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, such notice shall be given at least ten (10) days before the consummation of the action authorized by such approval, unless the consents of all shareholders entitled to vote have been solicited in writing.

         SECTION 2.12 RECORD DATE FOR SHAREHOLDER NOTICE; VOTING; GIVING CONSENTS. Except as otherwise provided in the Restated Articles of Incorporation, in order that the corporation may determine the shareholders entitled to notice of any meeting or to vote, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days before any other action. Shareholders at the close of business on the record date are entitled to notice and to vote, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Restated Articles of Incorporation or the Code.

         A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

         If the Board of Directors does not so fix a record date: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and the record date for determining shareholders entitled to give consent to corporate action in, writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

         The record date for any other purpose shall be as provided in Section
8.1 of these Bylaws.

         SECTION 2.13 PROXIES. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder's name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by attendance at such meeting and voting in person, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

         SECTION 2.14 ADVANCE NOTICE.

         (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Restated Articles of Incorporation of the corporation with respect to the right of holders of certain classes of stock
of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by a shareholder of the corporation (x) who is a shareholder of record on the date of the giving of the notice provided for in this Section
2.14
and on the record date for the determination of shareholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this
Section 2.14.

         In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a shareholders's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that (i) in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder, in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed for such public disclosure of the date of the annual meeting was made, whichever first

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



occurs; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth
(10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary must set forth (x) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principle occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the
Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations promulgated thereunder; and (y) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially (as determined pursuant to Rule 13d-3 of the Exchange Act) or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 2.14. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         (b) No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complied with the notice procedures set forth in this Section 2.14.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

         To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder, in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed for such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially (as determined pursuant to Rule 13d-3 of the Exchange
Act) or of record by such shareholders, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and
(v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.14, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.14 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         (c) For so long as the Shareholder Agreement, dated as of March __, 1999 (the "SHAREHOLDER AGREEMENT"), between the corporation and Park-Hospital GmbH shall be in effect, nothing in Sections 2.14(a) or 2.l4(b) shall be deemed to limit the rights and other provisions under the Shareholder Agreement, including, without limitation, Sections 4 and 5 thereof.

         SECTION 2.15 INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed or designated or if any persons so appointed fail to appear or refuse to act, then the Chairman of the meeting may, and on the request of any

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shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail to appear) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

         The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity, and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents (if permitted by the Restated Articles of Incorporation), determine when the polls shall close, determine the result and do any other acts that may be proper to conduct the election or vote with fairness to all shareholders. If there are three (3) inspectors or election the decision, act or certificate of a majority is effective in all respects as to the decision, act or certificate or all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

         SECTION 2.16 COUNTING CONSENTS. In the event of an amendment to the Restated Articles of Incorporation or these Bylaws to permit shareholders action by written consent and except as otherwise provided by the Restated Articles of Incorporation or by these Bylaws, within three (3) business days of the receipt of the first dated consent delivered to the corporation in the manner provided by law and these Bylaws, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of elections shall be borne by the corporation.

         Consents and revocations shall be delivered to the inspectors upon receipt by the corporation, the shareholder or shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the corporation (the "SOLICITING SHAREHOLDERS") or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the corporation, the Soliciting Shareholders or their representatives or any other person. As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner provided by law and these Bylaws or (ii) a written request therefor by the corporation or the Soliciting Shareholders, whichever is soliciting consents (which request may be made no earlier than the commencement of the applicable solicitation or consents and notice of which request shall be given to the party opposing the solicitation of consents, if any), which request shall state that the corporation or the Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these Bylaws, the inspectors shall issue a preliminary report to the corporation and the Soliciting Shareholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; and (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents. For purposes of this Bylaw, to the extent that a proxy statement or an information statement is required by law to be furnished to the corporation's shareholders, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the corporation's shareholders.

         Unless the corporation and the Soliciting Shareholders agree to a shorter or longer period, the corporation and Soliciting Shareholders shall have forty-eight (48) hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within forty-eight
(48) hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the corporation and the Soliciting Shareholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the corporation or the Soliciting Shareholders issue written notice of an intention to challenge the inspectors' preliminary report, within forty-eight (48) hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Shareholders and the corporation, which report shall contain the information included in the preliminary report, plus all changes in the totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of shareholders are recorded.

         The corporation shall give prompt notice to the shareholders of the results of any consent solicitation or the taking of corporate action without a meeting.


                                   ARTICLE III

                                    DIRECTORS

         SECTION 3.1 POWERS. Subject to the provisions of the Code and any limitations in the Restated Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

         SECTION 3.2 NUMBER OF DIRECTORS. The authorized number of directors of the corporation shall be not less than nine (9) and not more than twelve (12), and the exact number of directors shall be nine (9) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by at least seventy-five percent (75%) of the entire Board of Directors or by the shareholders, in accordance with the provisions set forth in the Restated Articles of Incorporation, these Bylaws, applicable laws and the Shareholder Agreement. In accordance with the provisions set forth in the Restated Articles of Incorporation and subject to the limitations contained therein, the minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Restated Articles of Incorporation or by an amendment to this Bylaw duly adopted by the vote or written consent, if permitted by the Restated Articles of
Incorporation, of shareholders entitled to vote in such manner as set forth in the Restated Articles of Incorporation; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding-shares entitled to vote thereon.

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         SECTION 3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS AND REMOVAL. At each annual meeting of shareholders, directors shall be elected to hold office until the next election of the class for which such directors were designated and until their successors have been elected and qualified, in accordance with the provisions set forth in the Restated Articles of Incorporation and in these Bylaws. Each director, including a director elected to fill a vacancy, shall hold office, in accordance with the provisions set forth in the Restated Articles of Incorporation and on these Bylaws, until the expiration of the term for which elected and until a successor has been elected and qualified, except in the case of the death, resignation, or removal of such a director.

         No director may be removed from office, except as provided by the Restated Articles of Incorporation or by law.

         SECTION 3.4 CLASS OR SERIES DIRECTORS. Whenever the holders of any class or series of stock are entitled to elect one or more directors by the Restated Articles of Incorporation, the provisions of the last sentence of
Section 3.3 shall apply, with respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Unless otherwise provided in the Restated Articles of Incorporation or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Restated Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected. Any director elected or appointed to fill a vacancy shall hold office until the next election of the class of directors of the director which such director replaced, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

         SECTION 3.5 RESIGNATION AND VACANCIES.

         (a) Any director may resign effective upon giving oral or written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

         (b) Unless otherwise provided in the Restated Articles of Incorporation or these Bylaws or the Shareholder Agreement, vacancies on the Board of Directors may be filled by a majority of the remaining directors, although less than a quorum, or a sole remaining director.

         (c) The shareholders may elect a director to fill any vacancy not filled by the directors in accordance with law and with the provisions of the Restated Articles of Incorporation, these Bylaws and the Shareholder Agreement.

         (d) A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director,
(ii) if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased as provided in the Restated Articles of Incorporation, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting, as provided in the Restated Articles of Incorporation.

         (e) Notwithstanding anything to the contrary in this Section 3.5, for so long as the Shareholder Agreement shall be in effect, vacancies among the Shareholder Directors (as defined in the Shareholder Agreement) and among the other directors shall be filled in accordance with the terms of the Shareholder Agreement.

         SECTION 3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

         Members of the Board may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at such meeting.

         SECTION 3.7 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors or by these Bylaws.

         SECTION 3.8 SPECIAL MEETINGS; NOTICE. Subject to the provisions of the following paragraph, special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two (2) directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telegram, charges prepaid, or by telecopier, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least five
(5) business days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telecopier or telegram, it shall be delivered personally or by telephone or by telecopier or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.

         SECTION 3.9  QUORUM.

         (a) Except as set forth below, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided for in the Restated Articles of Incorporation or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees), Section 317(e) of the Code (as to indemnification of directors), the Restated Articles of Incorporation, and other applicable law, and subject to any provisions in the Restated Articles of Incorporation or these
Bylaws requiring a vote by more than a simple majority of directors.

         (b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         (c) For so long as the Shareholder Agreement shall be in effect, the quorum required for the transaction of business by the Board of Directors shall include at least one director who is a Shareholder Director and one director who is an Independent Director (as defined in the Shareholder Agreement) or their respective designees, attending in person or, if necessary, via teleconference call or other permitted means.

         SECTION 3.10 WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

         SECTION 3.11 ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

         SECTION 3.12 NOTICE OF ADJOURNMENT. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

         SECTION 3.13 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors under the provisions of the Restated Articles of Incorporation and these Bylaws or otherwise may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

         SECTION 3.14 FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

                                   ARTICLE IV

                                   COMMITTEES

         SECTION 4.1 EXECUTIVE COMMITTEE. In accordance with the provisions set forth in these Bylaws and the Restated Articles of Incorporation, the Board of Directors may, by resolution passed by the affirmative vote of at least seventy-five percent (75%) of the whole Board of Directors, appoint from its membership, annually, an Executive Committee of two or more directors, which shall include the Chief Executive Officer and the President of the corporation. The Board of Directors may designate in such resolution one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Committee. The Executive Committee, during the intervals between meetings of the Board of Directors, shall have and there is hereby granted to it all of the authority and power of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation be affixed to papers which may require it, except that the Executive Committee shall have authority to act in the manner and to the extent provided in the resolution of the Board and may have all the authority of the Board, except with respect to:

         (a) The approval of any action which, under the Code, also requires shareholders' approval or approval of the outstanding shares;

         (b) The filling of vacancies on the Board of Directors or in any committee;

         (c) The Fixing of compensation of the directors for serving on the Board or on any committee;

         (d) The amendment or repeal of these Bylaws or the adoption of new Bylaws;

         (e) The amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

         (f) A distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range set forth in the Restated Articles of Incorporation or determined by the Board of Directors; and

         (g) The appointment of any other committees of the Board of Directors or the members thereof.

         The Executive Committee shall have no power or authority in reference to (i) amending the Restated Articles of Incorporation (except that the Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to, dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock corporation or fix the number of shares of any series of stock or authorizing the increase or decrease of the shares of any series),
(ii)
adopting a certificate of ownership or an agreement of merger or consolidation,
(iii) recommending to the shareholders the sale, loan or exchange of all or substantially all of the corporation's property and assets, (iv) recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution or (v) removing or indemnifying directors.

         The Executive Committee shall keep regular minutes of all business transacted at its meetings, and all action of the Executive Committee shall be reported to the Board of Directors at its next meeting. The minutes of the Executive Committee shall be placed in the minute book of the corporation. Members of the Executive Committee shall receive such compensation as may be set forth in the resolution appointing such member and shall be reimbursed for reasonable expenses actually incurred by reason of membership on the Executive Committee.

         SECTION 4.2 OTHER COMMITTEES OF DIRECTORS.

         (a) The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more other committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee shall have authority to act in the manner and to the extent provided in the resolution of the Board of Directors and may have all the authority of the Board, except with respect to the limitations as set forth in Section 4.l.

         (b) The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, appoint from its membership an Audit Committee, a Compensation and Stock Option Committee, and a Finance and Strategic Planning Committee.

         SECTION 4.3 MEETINGS AND ACTIONS OF COMMITTEES. Meetings and actions of committees permitted by the provisions of the Restated Articles of Incorporation shall be governed by, and held and taken in accordance with each of the provisions of Article III of these Bylaws, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws and the Restated Articles of Incorporation.

         SECTION 4.4 COMPOSITION OF COMMITTEES. For so long as the Shareholder Agreement shall remain in effect, each committee of the Board of Directors, other than the Audit Committee and the Compensation and Stock Option Committee, shall contain such numbers of Shareholder Directors so that the number of Shareholder Directors on each such committee shall be as nearly as possible proportional to the total number of Shareholder Directors on the Board of Directors and the Audit Committee shall be comprised solely of Independent Directors. For so long as the Shareholder is entitled to nominate Shareholder Directors under the Shareholder Agreement, the Compensation and Stock Option Committee shall be comprised solely of one non-employee Shareholder Director, one Independent Director and an additional non-employee director.


                                    ARTICLE V

                                    OFFICERS

         SECTION 5.1 OFFICERS. The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

         SECTION 5.2 APPOINTMENT OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of
Section 5.3 or Section 5.5 of these Bylaws, shall be chosen by the Board and serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

         SECTION 5.3 SUBORDINATE OFFICERS. The Board of Directors may appoint, or may empower the Chairman of the Board or the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

         SECTION 5.4 REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the Board of Directors and any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         SECTION 5.5 VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

         SECTION 5.6 CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned by the Board of Directors or as may be prescribed by these Bylaws or by law.

         SECTION 5.7 CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the
Board, if there be such an officer, the Chief Executive Officer shall have general supervision, direction, and control of the business and the officers of the corporation. The Chief Executive Officer shall preside at all meetings of the shareholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of
Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         SECTION 5.8 PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Executive Officer, if there be such an officer, the President shall have general supervision, direction, and control of the business and the officers of the corporation. The President shall preside at all meetings of the shareholders and, in the absence or nonexistence of a Chief Executive Officer, at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         SECTION 5.9 VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the
Board of Directors, these Bylaws, the President or the Chairman of the Board.

         SECTION 5.10 SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or

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special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required to be given by law or by these Bylaws. The Secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

         SECTION 5.11 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.


                                   ARTICLE VI

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES, AND OTHER AGENTS

         SECTION 6.1 INDEMNIFICATION OF DIRECTORS. The corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its directors against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was a director of the corporation. For purposes of this Article VI, a "director" of the corporation includes any person (i) who is

                                      C-20

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or was a director of the corporation, (ii) who is or was serving at the request of the corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         SECTION 6.2 INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees, officers, and agents (other than directors) against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding
(as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an employee, officer, or agent of the corporation. For purposes of this Article VI, an "employee" or "officer" or "agent" of the corporation (other than a director) includes any person (i) who is or was an employee, officer, or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee, officer, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee, officer, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         SECTION 6.3 PAYMENT OF EXPENSES IN ADVANCE. Expenses and attorneys' fees incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1, or if otherwise authorized by the Board of Directors, shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnification as authorized in this Article VI.

         SECTION 6.4 INDEMNITY NOT EXCLUSIVE. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

         SECTION 6.5 INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability under the provisions of this Article VI.


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



         SECTION 6.6 CONFLICTS. No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

         (1) That it would be inconsistent with a provision of the Restated Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification, or

         (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         SECTION 6.7 RIGHT TO BRING SUIT. If a claim under this Article VI is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Code for the corporation to indemnify the claimant for the claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

         SECTION 6.8 INDEMNITY AGREEMENTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article VI.

         SECTION 6.9 AMENDMENT, REPEAL OR MODIFICATION. Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of a director, employee, officer or agent of the corporation existing at the time of such amendment, repeal or modification.

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




                                   ARTICLE VII

                               RECORDS AND REPORTS

         SECTION 7.1 MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the Board of Directors, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

         A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors, shall have an absolute right to do either or both of the following (i) inspect and copy the record of shareholders' names, addresses, and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

         The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate.

         Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

         SECTION 7.2 MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, then it shall, upon the written request of any shareholder, furnish to such shareholder a copy of these Bylaws as amended to date.


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         SECTION 7.3 MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The
accounting books and records and the minutes of proceedings of the shareholders and the Board of Directors, and committees of the Board of Directors shall be kept at such place or places as are designated by the Board of Directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being immediately converted into written form.

         The minutes and accounting books and records shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

         SECTION 7.4 INSPECTION BY DIRECTORS. Directors shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and each of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.

         SECTION 7.5 ANNUAL REPORT TO SHAREHOLDERS; WAIVER. The Board of Directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent to the shareholders at least fifteen
(15) (or, if sent by third-class mail, thirty-five (35)) days prior to the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these Bylaws for giving notice to shareholders of the corporation.

         The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by a report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

         The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record.

         SECTION 7.6 FINANCIAL STATEMENTS. If no annual report for the fiscal year has been sent to shareholders, then the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the

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end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

         A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty
(30) days prior to the date of the request and a balance sheet of the corporation as of the end of that period. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for twelve (12) months and it shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements or a copy shall be mailed to the shareholder. If the corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 7.6 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

         The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

         SECTION 7.7 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.


                                  ARTICLE VIII

                                 GENERAL MATTERS

         SECTION 8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, other than with respect to notice or voting at a shareholders meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action. Only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may

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be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Restated Articles of Incorporation or the Code.

         If the Board of Directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto or the sixtieth (60th) day prior to the date of that action, whichever is later.

         SECTION 8.2 CHECKS; DRAFTS, EVIDENCES OF INDEBTEDNESS. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         SECTION 8.3 CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         SECTION 8.4 CERTIFICATES FOR SHARES. A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The Board of Directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be by facsimile.

         In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

         SECTION 8.5 LOST CERTIFICATES. Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation or its transfer agent or registrar and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed (as evidenced by a written affidavit or affirmation of such fact), authorize

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the issuance of replacement certificates on such terms and conditions as the
Board may require; the Board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

         SECTION 8.6 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the
Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE IX

                                   AMENDMENTS

         SECTION 9.1 AMENDMENT BY SHAREHOLDERS. Except as otherwise provided in the Restated Articles of Incorporation or in these Bylaws, new Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Restated Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, then the authorized number of Directors may be changed only by an amendment of the Restated Articles of Incorporation.

         SECTION 9.2 AMENDMENT BY DIRECTORS. Except as otherwise provided in the
Restated Articles of Incorporation or in these Bylaws, these Bylaws including amendments adopted by the shareholders may be altered, amended or repealed by a majority vote of the whole Board of Directors at any regular or special meeting of the Board of a Directors provided that the shareholders may from time to time specify particular provisions of the Bylaws which shall not be amend by the Board of Directors. Notwithstanding the foregoing, any alteration, amendment or repeal of Sections 2.3, 2.4, 2.11, 2.12, 2.14, 2.16, 3.2, 3.3, 3.4, 3.5, 3.8,
3.9, 4.1, 4.4 Article VI or Article IX shall require the affirmative vote of not less than seventy-five percent (75%) of the whole Board of Directors.

         SECTION 9.3 RECORDS OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.



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                                    ARTICLE X

                                 INTERPRETATION

         Reference in these Bylaws to any provision of the California Corporations Code shall be deemed to include all amendments thereof.



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